EXHIBIT 10(c)24

           SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS

                              GEORGIA POWER COMPANY

            Only non-employee directors are compensated for service on the Board of Directors (the "Board") of Georgia Power Company (the "Company"). The pay components are as follows:

         o   Annual Cash Retainer Fee:            $22,000 per year

         o   Committee Chair Annual Retainer:     $3,000 per year

         o   Annual Stock Retainer Fee:           520 shares of common stock of
                                                  The Southern Company

         o   Board Meeting Fees:                  $1,800

         o   Committee Meeting Fees:              $1,200

         o   Site Visit, Extra Session or         $1,200
             Conference Fee

         At the election of the director, all or a portion of the cash retainer may be payable in common stock of The Southern Company, and all or a portion of total cash compensation may be deferred under the Deferred Compensation Plan and all of the stock retainer may be deferred under the Deferred Compensation Plan until membership on the Board is terminated. There is no pension plan for non-employee directors.